Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Mark Burgers
Wednesday, January 11, 2023		info@bostonomahaam.com

Boston Omaha Asset Management Adds Brendan Keating, Butch Burgers and Jessica Hayes to Management Team

Omaha, NE – January 11, 2023 – Boston Omaha Asset Management, (“BOAM”) the investment management business of Boston Omaha Corporation, (NYSE:BOC), has made investments in personnel to seek to grow BOAM’s business in 2023 and beyond in build for rent and other future potential investment opportunities.

BOAM welcomes Brendan Keating who will be joining Adam Peterson and Alex Rozek as one of the three co-Managing Partners of BOAM.

Brendan has spent the last seven years building Logic Commercial Real Estate and 24th Street Asset Management while serving on Boston Omaha’s Board of Directors, a role he will continue to hold. Brendan and Adam have worked together building successful investment partnerships and will continue now working to expand the existing businesses within BOAM. For the past year, Brendan has been instrumental in building BOAM’s existing business and will bring his operational expertise and organizational management to the launch of new funds, all while continuing to identify, acquire, improve and sell real estate and originate loans for 24th Street Asset Management’s two current Funds, for which BOAM continues to earn 50% of the economics of the management company. 24th Street Asset Management is a commercial real estate investment firm. Prior to founding Logic, Brendan served for 10 years as a principal at The Equity Group, a leader in the Las Vegas commercial real estate and property management.

“Brendan and Adam have been forming and investing through real estate funds for nearly a decade. Since 2015, when Adam and I started managing Boston Omaha, we have worked to try and find a way to bring investment management into the company and we are grateful to our Board for their leadership in spearheading what was a two year long project to bring more investment activities in-house with this agreement.” said Alex Rozek, Co-Chairman & Co-CEO of Boston Omaha Corporation.

BOAM has also made key hires with Mark “Butch” Burgers joining the team as Chief Operating Officer to tackle a variety of projects, including BOAM investor relations, Jessica Hayes as Chief Compliance Officer, and Christian Silva as an Associate.

Butch brings a wealth of management, operations, and fundraising experience to BOAM after a career in the athletics industry as the Executive Associate Athletics Director at Creighton University. During his time at Creighton, he oversaw the day-to-day operations and overall financial management of the department.

Jessica joins BOAM from Wells Fargo where she most recently served as a Senior Counsel for the Wealth and Investment Management businesses, having previously advised the Wells Fargo Asset Management business until its sale in 2021. She brings to BOAM experience supporting investment managers on a variety of matters including SEC registration, regulatory reporting, disclosure, and the development and maintenance of compliance policies and procedures.

Christian Silva is now an Associate for BOAM.  Christian interned at 24th Street Asset Management and had been an analyst for Boston Omaha Build For Rent since its inception.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

Contact Information

Mark Burgers

(866) 468-0343

info@bostonomahaam.com

www.bostonomahaam.com